U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): May 30, 2003

                              SYNERGX SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

               Delaware                   0-17580             11-2941299
   (State or Other Jurisdiction of  (Commission File Number) (IRS Employer
    Incorporation or Organization)                           Identification No.)

                               209 Lafayette Drive
                                Syosset, NY 11791
                    (Address of Principal Executive Offices)

                                 (516) 433-4700
                (Issuer's Telephone Number, Including Area Code)

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Item 5.  Other Events and Regulation FD Disclosure.

On May 30, 2003, the Registrant closed its previously announced investment in Secure 724 LP, an Ontario limited partnership which has developed the capability to use wireless technology to transmit alarm information from a secured site to a central station and either a client's BlackBerry(TM) pager or cellular phone.

The Registrant purchased its interest from Nafund Inc., a Toronto based private equity fund (with two common directors with Synergx) by issuing 150,000 shares of common stock and warrants to purchase 25,000 shares at $2.30 for 24 months. The Registrant would issue an additional 75,000 shares of common stock if certain development and funding milestones are satisfied and would also provide Secure 724 LP with up to Cdn$300,000 of financing against satisfaction of certain development milestones.

                                   Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Synergx Systems Inc.
                                          (Registrant)
Date June 3, 2003                     /s/JOHN A. POSERINA
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                                      John A. Poserina, Chief Financial
                                       Officer